UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): July 27, 2017

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definition of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any  new or revised financial accounting standards provided pursuant to Section 13a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

License Agreement

On July 27, 2017, CytRx Corporation ("CytRx," "we," "us," "our" or the "company") entered into a global strategic license agreement (the "License Agreement") with NantCell, Inc. ("NantCell"), for providing NantCell the exclusive rights to develop and commercialize aldoxorubicin for all indications. Under the terms of the License Agreement, CytRx is entitled to receive up to $343 million in milestone payments related to regulatory approvals and commercial milestones for aldoxorubicin. In addition, CytRx will receive increasing double-digit royalties for sales of aldoxorubicin for the treatment of soft tissue sarcomas and mid to high single-digit royalties for all other indications.

Stock Purchase Agreement

In connection with the License Agreement, on July 27, 2017, CytRx entered into a stock purchase agreement (the "Stock Purchase Agreement") with NantCell in which NantCell purchased $13 million of CytRx common stock at $1.10 per share (the "Shares"), representing approximately a 92% premium to the closing market price of CytRx common stock on July 27, 2017. The Stock Purchase Agreement contains customary representations, warranties and agreements of us and NantCell, and provides customary registration rights to NantCell. We and NantCell also agree to indemnify each other against certain liabilities. NantCell is subject to customary standstill provisions and a lock-up period from July 27, 2017 until the earlier of (i) the one year anniversary of the date of the Stock Purchase Agreement and (ii) the time of acceptance by the United States Food and Drug Administration for filing by NantCell or its sublicensee under the License Agreement of a new drug application on a Licensed Product (as such term is defined under the License Agreement) filed pursuant to Section 505(b)(1) or 505(b)(2) of the Food Drug and Cosmetic Act. The issuance of shares of the Company's common stock to NantCell under the Stock Purchase Agreement is exempt from registration under the Securities Act of 1933, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. We are relying on the Investment Representations made by NantCell in Section 4.7 of the Stock Purchase Agreement in connection with this exemption. No underwriting discounts or commissions were provided in connection with the Stock Purchase Agreement.

Warrant

In connection with the License Agreement and the Stock Purchase Agreement, on July 27, 2017, CytRx issued NantCell a warrant to purchase up to 3 million shares of common stock at $1.10, expiring on January 27, 2019 (the "Warrant," and collectively with the Stock Purchase Agreement and the License Agreement, the "License Transaction"). NantCell may exercise the Warrant in whole, or in part, but not for less than 500,000 Shares. NantCell, at its option, may exercise the Warrant, in whole or in part, by means of a "cashless exercise." All Shares issued upon exercise of the Warrant are subject to Section 5.1, "Lock-Up Period," of the Stock Purchase Agreement. The issuance of any shares of the Company's common stock to NantCell under the Warrant is exempt from registration under the Securities Act of 1933, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. We are relying on the Investment Representations made by NantCell in Section 4.7 of the Stock Purchase Agreement in connection with this exemption. No underwriting discounts or commissions were provided in connection with the Warrant.

Amendment of Loan and Security Agreement

On July 28, 2017, we entered into a First Amendment to Loan and Security Agreement (the "Amendment") with Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.), as administrative agent and collateral agent for itself and the lenders named therein, amending our existing long-term loan facility (the "Loan Agreement") originally entered into on February 5, 2016. The Amendment provides for our payment, on July 28, 2017, of $5.0 million in outstanding principal and unpaid interest due under the Loan Agreement, and for our potential repayment, on or prior to September 30, 2017, of an additional $5.0 million outstanding principal under the Loan Agreement. We made the First Repayment on July 28, 2017.
Pursuant to the Amendment, the lenders consented to the License Transaction and agreed that the License Transaction is deemed a "Permitted Transfer" under the Loan Agreement, and confirmed that the sale of our common stock to NantCell is not an "Equity Event" under the Loan Agreement.

In connection with the Loan Agreement, we restructured the existing lender warrants to purchase an aggregate of up to approximately 630,000 shares of our common stock at an exercise price of $2.05 per share. Pursuant to the Amendment, a portion of the warrants (representing 80% of the total number of shares issuable upon exercise of the warrants) was amended to change the exercise price of such portion of the warrants from $2.05 per share to the 30-day volume-weighted average price of our common stock over the 30-day period beginning 15 days before the July 28, 2017 announcement of the License Transaction (the "Warrant Amendments").
    The foregoing are only brief descriptions of the material terms of the License Agreement, Stock Purchase Agreement, Warrant,  Amendment and Warrant Amendments, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 (collectively, the "Material Contracts") and are incorporated herein by reference. The foregoing descriptions of the License Agreement, Stock Purchase Agreement, Warrant, Amendment and Warrant Amendments and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Material Contracts. Any representations, warranties and covenants in the Material Contracts were made solely for the benefit of the parties to the Material Contracts; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules in the Stock Purchase Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Material Contracts instead of establishing these matters as facts; and are subject to standard of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CytRx or NantCell or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the respective dates of the Material Contracts, which subsequent information may or may not be fully reflected in CytRx's public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The foregoing description in Item 1.01 above regarding the Amendment is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

     The foregoing description in Item 1.01 above regarding the Stock Purchase Agreement, Warrant and Warrant Amendments are incorporated herein by reference.

Item 8.01.	Other Events.

Press Releases

On July 28, 2017, we issued a press release announcing the License Transaction and Amendment. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Exclusive License Agreement, dated as of July 27, 2017, by and between CytRx Corporation and NantCell, Inc.*+

10.2	Stock Purchase Agreement, dated as of July 27, 2017, by and between CytRx Corporation and NantCell, Inc.*

10.3	Warrant, dated as of July 27, 2017, issued by CytRx Corporation to NantCell, Inc.*

10.4
First Amendment to Loan and Security Agreement, dated July 28, 2017, among CytRx Corporation, the lenders parties thereto, and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.), as collateral agent for itself and the lenders.*

10.5	First Amendment to Warrant Agreement, dated July 28, 2017, issued by CytRx Corporation to Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.).*

10.6	First Amendment to Warrant Agreement, dated July 28, 2017, issued by CytRx Corporation to Hercules Technology III, L.P.*

99.1	Press release of CytRx Corporation issued July 28, 2017.*

* Filed herewith
+ Portions of the exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CYTRX CORPORATION

August 1, 2017	By:	/s/ JOHN Y. CALOZ
Name: John Y. Caloz
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exclusive License Agreement, dated as of July 27, 2017, by and between CytRx Corporation and NantCell, Inc.*+

10.2	Stock Purchase Agreement, dated as of July 27, 2017, by and between CytRx Corporation and NantCell, Inc.*

10.3	Warrant, dated as of July 27, 2017, issued by CtyRx Corporation to NantCell, Inc.*

10.4
First Amendment to Loan and Security Agreement, dated July 28, 2017, among CytRx Corporation, the lenders parties thereto, and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.), as collateral agent for itself and the lenders.*

10.5	First Amendment to Warrant Agreement, dated July 28, 2017, issued by CytRx Corporation to Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.).*

10.6	First Amendment to Warrant Agreement, dated July 28, 2017, issued by CytRx Corporation to Hercules Technology III, L.P.*

99.1	Press release of CytRx Corporation issued July 28, 2017.*

* Filed herewith
+ Portions of the exhibit have been omitted pursuant to a request for confidential treatment.